UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2024

CARDLYTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38386		26-3039436
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)
675 Ponce de Leon Avenue NE, Suite 4100	Atlanta	Georgia	30308
(Address of principal executive offices, including zip code)
	(888)	798-5802
(Registrant's telephone, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	CDLX	The Nasdaq Stock Market LLC
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On March 18, 2024, Cardlytics, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Evercore Group L.L.C., BofA Securities, Inc. and Cantor Fitzgerald & Co. (together, the “Sales Agents”) as sales agents, pursuant to which the Company may issue and sell, from time to time, shares of its common stock (the “ATM Shares”) up to a maximum aggregate offering amount of $50.0 million. The ATM Shares to be sold under the Equity Distribution Agreement, if any, will be issued and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-276738), which was declared effective by the Securities Exchange Commission ("SEC") on February 9, 2024. The Company has filed a prospectus supplement with the SEC on March 18, 2024 in connection with the offer and sale of the ATM Shares pursuant to the Equity Distribution Agreement.
The Company is not obligated to sell any ATM Shares under the Equity Distribution Agreement. Subject to the terms and conditions of the Equity Distribution Agreement, the Sales Agents will use commercially reasonable efforts, consistent with their normal trading and sales practices and applicable laws and regulations to sell ATM Shares from time to time based upon the Company’s instructions, including any price, time or size limits specified by the Company, subject to certain limitations. Under the Equity Distribution Agreement, the Sales Agents may sell the ATM Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including sales made directly on the Nasdaq Global Market or sales made into any other existing trading market of the Company’s common stock.
The Company will pay the Sales Agents a commission of up to 3.0% of the gross proceeds from each sale of ATM Shares, reimburse certain legal fees and disbursements of the Sales Agents and provide the Sales Agents with customary indemnification and contribution rights. The Equity Distribution Agreement will terminate as set forth in the Equity Distribution Agreement.
The foregoing description of the Equity Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Distribution Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.
Cooley LLP, counsel to the Company, has issued a legal opinion relating to validity of the ATM Shares that may be issued, a copy of which, including the consent included therein, is attached as Exhibit 5.1 to this Current Report on Form 8-K.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any ATM Shares under the Equity Distribution Agreement nor shall there be any sale of such ATM Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(d)    Exhibits

Exhibit	Exhibit Description
1.1	Equity Distribution Agreement dated March 18, 2024by and among Cardlytics, Inc. and Evercore Group L.L.C., BofA Securities, Inc. and Cantor Fitzgerald & Co.
5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardlytics, Inc.

Date:	March 18, 2024	By:	/s/ Alexis DeSieno
Alexis DeSieno
Chief Financial Officer (Principal Financial and Accounting Officer)